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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our reports for Physicians Home Health Network, Inc. dated December 23, 1994 and to all references to our Firm included in or made part of this registration statement.


                                            IFFT & BARBER, CHARTERED

Leawood, Kansas

  July 29, 1996